SHARES                              FIRETECTOR INC.                    PROXY NO.
262 Duffy Avenue, Hicksville, New York  11801
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Daniel S. Tamkin and Dennis P. McConnell as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated below and on the reverse hereof, all shares of common stock of Firetector Inc. ("Firetector") held of record by the undersigned on January 24, 2000 at the annual meeting of stockholders of Firetector to be held on March 23, 2000 or any adjournments thereof. The undersigned hereby revokes any proxies heretofore given to vote said shares.

     The undersigned hereby acknowledges receipt of Firetector's Annual Report for 1999 and of the Notice of Annual Meeting of Stockholders and attached Proxy Statement dated February 3, 2000.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

                    Please sign exactly as your name appears to the left hereof. When signing as corporate officer, partner, attorney, administrator, trustee or guardian, please give your full title as such.

                         Dated                                           , 2000

                         Authorized Signature
                         Title
Please mark boxes on reverse hereof in blue or black ink. Please date, sign and return this Proxy Card promptly using the enclosed envelope.


1. Election of Directors.  For all nominees [  ]        Withhold Authority [  ]
                           listed below (except as      to vote for all nominees
                           marked to the contrary       listed below
                           below)

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

  Daniel S. Tamkin           Dennis P. McConnell                Henry Schnurbach
               Joseph Vitale                      John A. Poserina

2. To ratify the appointment of Moore Stephens, P. C. as independent public accountants for Firetector for the fiscal year ending September 30, 2000.

                  For [   ]             Against [   ]              Abstain [   ]